Exhibit I
Xstrata Capital Holdings Pty Limited (ACN 111 756 337)

Notice of Status of Conditions

TO:	WMC Resources Ltd (ABN 76 004 184 598) (“WMC”)
AND TO:	Australian Stock Exchange Limited

In relation to the offer (“Offer”) pursuant to the Bidder’s Statement dated 16 December 2004 (“Bidder’s Statement”) by Xstrata Capital Holdings Pty Limited (“Xstrata Capital”), Xstrata Capital gives notice under section 630(3) of the Corporations Act 2001 (Cwlth) (“Corporations Act”) that:

(a)
as stated in the Notice to Free Offer from Conditions under section 650F of the Corporations Act dated 2 March 2005, the Offer and any contract arising from acceptance of such Offer is free from all conditions in Appendix 2 of the Bidder's Statement;

(b)
as stated in various Notices of Fulfilment of Conditions under section 630(4) of the Corporations Act dated 7 January 2005, 14 January 2005 and 27 January 2005 each of the conditions paragraphs (d), (e)(i), (e)(ii), and (h) in Appendix 2 of the Bidder's Statement had previously been fulfilled; and

(c)	as at the date of this notice, Xstrata Capital's voting power in WMC is 0.1335% comprising 1,566,730 WMC shares out of a total of 1,173,036,744 presently on issue.

Dated: 16 March 2005

/s/ Jason Watts
Attorney for Benny Levene, Director